Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April 29, 2024, is entered into by and between SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation, (the “Company”) and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Buyer”).

WITNESSETH:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(a)(2) of the 1933 Act; and

WHEREAS, the Buyer wishes to purchase from the Company, and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, securities consisting of the Signing Debenture (as defined in this Agreement), Second Debenture (as defined in this Agreement), and Third Debenture (as defined in this Agreement, and collectively with the Signing Debenture and Second Debenture, the “Debentures”), each of which are in the form of Exhibit A hereto, which will be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the aggregate principal amount of up to One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00), for an aggregate Purchase Price of One Million Eighty Thousand and 00/100 Dollars ($1,080,000.00), as well as issue the Warrants (as defined in this Agreement) to Investments (as defined in this Agreement), all upon the terms and subject to the conditions of this Agreement, the Debentures, Warrants, and other related documents;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS; AGREEMENT TO PURCHASE.

a. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)  “Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii) “Certificates” means certificates representing the Shares issuable hereunder, each duly executed on behalf of the Company and issued hereunder.

(iii) “Closing Date” means the date on which one of the three (3) Closings are held, which are the Signing Closing Date, Second Closing Date, and Third Closing Date.

(iv) [Reserved]

(v) “Commitment Shares” shall mean the Signing Commitment Shares, Second Commitment Shares, and Third Commitment Shares.

(vi) “Common Stock” shall have the meaning ascribed to such term in the Recitals.

(vii) “Conversion Amount” shall mean the Conversion Amount as defined in the Debentures, provided, however that for purposes of the foregoing calculation, the full indebtedness under the Debentures shall be deemed immediately convertible, notwithstanding the 4.99% limitation on ownership set forth in the Debentures.

(viii) “Conversion Price” means the Conversion Price as defined in the Debentures.

(ix) “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures.

(x) “DWAC Operational” means that the Common Stock is eligible for clearing through the Depository Trust Company (“DTC”) via the DTC’s Deposit Withdrawal Agent Commission or “DWAC” system and active and in good standing for DWAC issuance by the Transfer Agent (as defined herein).

(xi)  “Dollars” or “$” means United States Dollars.

(xii)  “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

(xiii)  “Warrants” means the Signing Warrant, Second Warrant, and Third Warrant.

(xiv)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xv)  “Investments” means Peak One Investments, LLC, the general partner of the Buyer.

(xvi)  “Market Price of the Common Stock” means (x) the closing bid price of the Common Stock for the period indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision), as reported by Bloomberg, LP or, if not so reported, as reported on the OTCQB, OTCQX or OTC Pink or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange, as reported by Bloomberg LP.

(xvii) “Material Adverse Effect” means a material adverse effect on the business, operations or condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole, in the reasonable commercial discretion of a prudent investor, irrespective of any finding of fault, magnitude of liability (or lack of financial liability). Without limiting the generality of the foregoing, the occurrence of any of the following, in the reasonable commercial discretion of a prudent investor, shall be considered a Material Adverse Effect: (i) any final money, judgment, writ or warrant of attachment, or similar process (including an arbitral determination) in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be entered or filed against the Company or any of its Subsidiaries (including, in any event, products liability claims against the Company or its Subsidiaries), (ii) the suspension or withdrawal of any governmental authority or permit pertaining to a material amount of the Company’s or any Subsidiary’s products or services, (iii) the loss of any material insurance coverage (including, in any case, comprehensive general liability coverage, products liability coverage or directors and officers coverage, in each case in effect at the time of execution and delivery of this Agreement), (iv) an action by a regulatory agency or governmental body affecting the Common Stock resulting in a Material Adverse Effect (including, without limitation, (1) the suspension of trading of the Common Stock by the Financial Industry Regulation Authority (“FINRA”), the SEC, or the Principal Market (as defined in this Agreement), the failure of the Common Stock to be DTC eligible or the placing of the Common Stock on the DTC “chill list” or (2) the engaging in any market manipulation or other unlawful or improper trading or other activity by any Affiliate), (v) the Company’s independent registered accountants shall resign under circumstances where a disagreement exists between the Company and its independent registered accountants, or (vi) the Company shall fail to timely file any disclosure document as required by applicable federal or state securities laws and regulations or by the rules and regulations of any exchange, trading market or quotation system to which the Company or the Common Stock is subject,.

(xviii)  “Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(xix)  “Purchase Price” means the price that the Buyer pays for the Debentures at each respective Closing, which are the Signing Purchase Price, Second Purchase Price, and Third Purchase Price, as the case may be.

(xx)  “Registrable Securities” shall mean the Conversion Shares, Warrant Shares, Commitment Shares (as defined in this Agreement), and, to the extent applicable, and any other shares of capital stock or other securities of the Company or any successor to the Company that are issued upon exchange of Conversion Shares, Warrant Shares, and/or such Commitment Shares.

(xxi)  “Registration Statement” shall mean any registration statement filed or contemplated to be filed by the Company with the SEC under the Securities Act.

(xxii)  “Restricted Stock” shall mean shares of Common Stock which are not freely trading shares when issued.

(xxiii)  “Securities” means the Debentures, Warrants, and the Shares.

(xxiv)  “Shares” means the Conversion Shares and Warrant Shares.

(xxv)  “Second Closing Date” shall have the meaning ascribed to such term in Section 6(b).

(xxvi)  “Second Debenture” means the second of the three (3) Debentures, in the principal amount of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), which is issued by the Company to the Buyer on the Second Closing Date.

(xxvii)  “Second Purchase Price” shall be Three Hundred Fifteen Thousand and 00/100 Dollars ($315,000.00).

(xxviii)  “Second Warrant” shall mean that certain common stock purchase warrant to purchase 262,500 shares of the Company’s Common Stock, initially exercisable at the Second Warrant Initial Exercise Price per share, pursuant to the terms therein.

(xxix)  “Second Warrant Initial Exercise Price” shall mean 120% of the Market Price of the Common Stock on the Trading Day immediately preceding the Second Closing Date.

(xxx)  “Signing Closing Date” shall have the meaning ascribed to such term in Section 6(a).

(xxxi)  “Signing Debenture” means the first of the three (3) Debentures, in the principal amount of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00), to be issued by the Company to the Buyer on the Signing Closing Date.

(xxxii)  “Signing Purchase Price” shall be Three Hundred Fifteen Thousand and 00/100 Dollars ($315,000.00).

(xxxiii)  “Signing Warrant” shall mean that certain common stock purchase warrant to purchase 262,500 shares of the Company’s Common Stock, initially exercisable at the Signing Warrant Initial Exercise Price per share, pursuant to the terms therein.

(xxxiv) “Signing Warrant Initial Exercise Price” shall mean 120% of the Market Price of the Common Stock on the Trading Day immediately preceding the Signing Closing Date.

(xxxv)  “Subsidiary” shall have the meaning ascribed to such term in Section 3(b).

(xxxvi) “Third Closing Date” shall have the meaning ascribed to such term in Section 6(c).

(xxxvii)  “Third Debenture” means the third of the three (3) Debentures, in the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00), which is issued by the Company to the Buyer on the Third Closing Date.

(xxxviii)  “Third Purchase Price” shall be Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00).

(xxxix)  “Third Warrant” shall mean that certain common stock purchase warrant to purchase 375,000 shares of the Company’s Common Stock, initially exercisable at the Third Warrant Initial Exercise Price per share, pursuant to the terms therein.

(xl)  “Third Warrant Initial Exercise Price” shall mean 120% of the Market Price of the Common Stock on the Trading Day immediately preceding the Third Closing Date.

(xli)  “Transaction Documents” means, collectively, this Agreement, the Debentures, Warrants, the Transfer Agent Instruction Letter, and the other agreements, documents and instruments contemplated hereby or thereby.

(xlii)  “Transfer Agent” shall have the meaning ascribed to such term in Section 4(a).

(xliii)  “Transfer Agent Instruction Letter” shall have the meaning ascribed to such term in Section 5(a).

b.  Purchase and Sale of Debentures.

(i)  The Buyer agrees to purchase from the Company, and the Company agrees to sell to the Buyer, the Debentures on the terms and conditions set forth below in this Agreement and the other Transaction Documents.

(ii)  Subject to the terms and conditions of this Agreement and the other Transaction Documents, the Buyer will purchase the Debentures at each respective closing (each, a “Closing”) to be held on each respective Closing Date.

2.  BUYER’S REPRESENTATIONS, WARRANTIES, ETC.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a.  Investment Purpose. Without limiting the Buyer’s right to sell the Shares pursuant to a Registration Statement, Buyer is purchasing the Debentures, and will be acquiring the Shares, for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.  Accredited Investor Status. Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

c.  Subsequent Offers and Sales. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration and compliance with applicable states’ securities laws.

d.  Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e.  Information. Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer. Buyer and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Buyer has also had the opportunity to obtain and to review the Company’s Registration Statement on Form 10 and Annual Report on Form 10-K for the fiscal quarter ended December 31, 2023 (collectively, the “SEC Documents”).

f.  Investment Risk. Buyer understands that its investment in the securities constitutes high risk investment, its investment in the Securities involves a high degree of risk, including the risk of loss of the Buyer’s entire investment.

g.  Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

h.  Organization; Authorization. Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Buyer and create a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i.  Residency. The state in which any offer to sell Securities hereunder was made by the Company or accepted by Buyer is the state shown as the Buyer’s address contained herein. The Buyer is formed in the State of Delaware.

j.  No Disqualification Events. None of the Investor, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Investor participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Investor’s outstanding voting equity securities, calculated on the basis of voting power (each, an “Investor Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event.

k.  Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the  Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder.

l.  Statutory Underwriter Status. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each registration statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of Securities.

3.  COMPANY REPRESENTATIONS AND WARRANTIES, ETC.

The Company represents and warrants to the Buyer that:

a. Concerning the Debentures and the Shares. There are no preemptive rights of any stockholder of the Company to acquire the Debentures or the Shares.

b.  Organization; Subsidiaries; Reporting Company Status. Attached hereto as Schedule 3(b) is an organizational chart describing all of the Company’s wholly-owned and majority-owned subsidiaries (the “Subsidiaries”) and other Affiliates, including the relationships among the Company and such Subsidiaries, including as to each Subsidiary its jurisdiction of organization and the percentage of ownership held by the Company, and the parent company of the Subsidiary, including the percentage of ownership of the Company held by it. The Company and each Subsidiary is a corporation or other form of business entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and each of them has the requisite corporate or other power to own its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. The Common Stock is listed and traded on the Nasdaq Capital Markets (trading symbol: SGD). The Company has received no notice, either oral or written, from FINRA, the SEC, or any other organization, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing. The Company is an operating company in that, among other things (A) it primarily engages, wholly or substantially, directly or indirectly through a majority owned Subsidiary or Subsidiaries, in the acquisition and business described in its filings with the Securities and Exchange Commission, (B) it is not an individual or sole proprietorship, (C) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (D) it intends to use the proceeds from the sale of the Debentures solely for the operation of the Company’s business and uses other than personal, family, or household purposes.

c. Authorized Shares. Schedule 3(c) sets forth all capital stock and derivative securities of the Company that are authorized for issuance and that are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares, assuming the prior issuance and exercise, exchange or conversion, as the case may be, of all derivative securities authorized, as indicated in Schedule 3(c). The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures, the Shares will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. At all times, the Company shall keep available and reserved for issuance to the holders of the Debentures shares of Common Stock duly authorized for issuance against the Debentures. As of the effective date of this Agreement, other than as reflected in the SEC Documents (as defined in this Agreement) of the Company or on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

d.  Authorization. This Agreement, the issuance of the Debentures (including without limitation the incurrence of indebtedness thereunder), the issuance of the Conversion Shares under the Debentures and Warrant Shares under the Warrants, and the other transactions contemplated by the Transaction Documents, have been duly, validly and irrevocably authorized by the Company, and this Agreement has been duly executed and delivered by the Company. The Company’s board of directors, in the exercise of its fiduciary duties, has irrevocably approved the entry into and performance of the Transaction Documents, including, without limitation the issuance of the Securities, based upon a reasonable inquiry concerning the Company’s financing objectives and financial situation. Each of the Transaction Documents, when executed and delivered by the Company, are and will be, valid, legal and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

e.  Non-contravention. The execution and delivery of the Transaction Documents, the issuance of the Securities and the consummation by the Company of the other transactions contemplated by this Agreement and the Debentures (including without limitation the incurrence of indebtedness thereunder) do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any material indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, except as herein set forth or an event which results in the creation of any lien, charge or encumbrance upon any material assets of the Company or the triggering of any anti-dilution rights, rights of first refusal or first offer on the part of holders of the Company’s securities, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company’s listing agreement for its Common Stock (if applicable).

f.  Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entering into and performing this Agreement and the other Transaction Documents (including without limitation the issuance and sale of the Securities to the Buyer as contemplated by this Agreement) except such authorizations, approvals and consents that have been obtained and the filing of a Listing of Additional Shares application with Nasdaq, or such authorizations, approvals and consents, the failure of which to obtain would not have a Material Adverse Effect.

g.  SEC Documents; Rule 144 Status. None of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company is not aware of any event occurring on or prior to the execution and delivery of this Agreement that would require the filing of, or with respect to which the Company intends to file, a Form 8-K after such time. The Company satisfies the requirements of Rule 144(i)(2), and the Company shall continue to satisfy all applicable requirements of Rule 144 (or any successor thereto) for so long as any Securities are outstanding and not registered pursuant to an effective Registration Statement filed with the SEC.

h.  Absence of Certain Changes. Since December 31, 2023, when viewed from the perspective of the Company and its Subsidiaries taken as a whole, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries (including, without limitation, a change or development which constitutes, or with the passage of time is reasonably likely to become, a Material Adverse Effect), except as disclosed in the SEC Documents. Since December 31, 2023 or on Schedule 3(h), except as provided in the SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i.  Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Documents, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Documents.

j.  Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents. The Company is not a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could reasonably be expected to have a Material Adverse Effect.

k.  Absence of Liens. The Company’s assets are not encumbered by any liens or mortgages except as described in the SEC Documents.

l.  Absence of Events of Default. No event of default (or its equivalent term), as defined in the respective agreement, indenture, mortgage, deed of trust or other instrument, to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such document), has occurred and is continuing, which would have a Material Adverse Effect.

m.  No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the SEC Documents or those incurred in the ordinary course of the Company’s business since December 31, 2023, and which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of incorporation, by-laws or any other charter document of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company.

n.  No Integrated Offering. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time during the six month period immediately prior to the date of this Agreement made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby. Neither the Company nor any of its affiliates nor any Person acting on its or their behalf has, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

o.  Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances. The Company’s executive officers and directors have studied and fully understand the nature of the securities being sold hereby and recognize that they have a potential dilutive effect and further that the conversion of the Debentures, exercise of the Warrants, and/or sale of the Conversion Shares and/or Warrant Shares may have an adverse effect on the Market Price of the Common Stock. The Board of Directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Debentures and Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership %s of other stockholders of the Company.

p.  Regulatory Permits. The Company has all such permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities (“Permits”) as are necessary to own and lease its properties and conduct its businesses in all material respects in the manner described in the SEC Documents and as currently being conducted. All such Permits are in full force and effect and the Company has fulfilled and performed all of its material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be disclosed in the SEC Documents. Such Permits contain no restrictions that would materially impair the ability of the Company to conduct businesses in the manner consistent with its past practices. The Company has not received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

q.  Residency. The state in which any offer to sell Securities hereunder was made or accepted by the Seller is the state shown as the Seller’s address contained herein, and Seller is a resident of such state only.

r.  Hazardous Materials. The Company is in compliance with all applicable Environmental Laws in all respects except where the failure to comply does not have and could not reasonably be expected to have a Material Adverse Effect. For purposes of the foregoing:

“Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other “Superfund” or “Superlien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, the environment or any Hazardous Material.

“Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

s.  Independent Public Accountants. The Company’s auditor is an independent registered public accounting firm with respect to the Company, as required by the 1933 Act, the Exchange Act and the rules and regulations promulgated thereunder.

t.  Internal Accounting Controls. Except as disclosed in its filings with the Securities and Exchange Commission, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

u. Brokers; No Solicitation. Except with respect to Maxim Group LLC, a registered broker-dealer, no Person (other than the Buyer and its principals, employees and agents) is entitled to receive any consideration from the Company or the Buyer arising from any finder’s agreement, brokerage agreement or other agreement to which the Company is a party. The Company acknowledges and agrees that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the transactions described in this Agreement.

v.  DWAC Operational; DRS. The Company is currently and shall remain DWAC Operational and eligible for DRS

4.  CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.  Transfer Restrictions. The parties acknowledge and agree that (1) the Debentures have not been registered under the provisions of the 1933 Act and the Shares have not been registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, (3) at the request of the Buyer, the Company shall, from time to time, within two (2) business days of such request, at the sole cost and expense of the Company, either (i) deliver to its transfer agent and registrar for the Common Stock (the “Transfer Agent”) a written letter instructing and authorizing the Transfer Agent to process transfers of the Shares at such time as the Buyer has held the Securities for the minimum holding period permitted under Rule 144 or the applicable exemption, subject to the Buyer’s providing to the Transfer Agent certain customary representations contemporaneously with any requested transfer, or (ii) at the Buyer’s option or if the Transfer Agent requires further confirmation of the availability of an exemption from registration, furnish to the Buyer an opinion of the Company’s counsel in favor of the Buyer (and, at the request of the Buyer, any agent of the Buyer, including but not limited to the Buyer’s broker or clearing firm) and the Transfer Agent, reasonably satisfactory in form, scope and substance to the Buyer and the Transfer Agent, to the effect that a contemporaneously requested transfer of shares does not require registration under the 1933 Act, pursuant to the 1933 Act, Rule 144 or other regulations promulgated under the 1933 Act and (4) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to this Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.  Restrictive Legend. The Buyer acknowledges and agrees that the Debentures, and, until such time as the Shares have been registered under the 1933 Act as contemplated hereby and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

c.  Registration Rights; Piggy-Back Registration Rights. On the Closing Date, the Company and Buyer shall enter into that certain registration rights agreement with respect to the registration of the Conversion Shares, Warrant Shares, and Commitment Shares (the “Registration Rights Agreement”). In addition, from and after the Closing Date and until the date that the Conversion Shares, Warrant Shares, and Commitment Shares are registered for resale by Buyer pursuant to a Registration Statement as further described in the Registration Rights Agreement, if the Company contemplates making an offering of Common Stock (or other equity securities convertible into or exchangeable for Common Stock) registered for sale under the Securities Act or proposes to file a Registration Statement covering any of its securities, the Company shall at each such time give prompt written notice to Investments and Buyer of its intention to do so and of the registration rights granted under this Agreement. Upon the written request of Investments and/or Buyer made within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by Investments and/or Buyer and the intended method of disposition thereof), the Company shall, at its sole cost and expense, use its reasonable efforts to effect the registration of all Registrable Securities which the Company has been so requested to register by Investments and/or Buyer, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities by Investments and/or Buyer, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register (the “Piggyback Rights”); provided, that if the Company is unable to register the full amount of Registrable Securities in an “at the market offering” under SEC rules and regulations due to the high percentage of the Company’s Common Stock the Registrable Securities represents (giving effect to all other securities being registered in the Registration Statement), then the Company may reduce, on a pro rata basis, the amount of Registrable Securities subject to the Registration Statement to a lesser amount which equals the maximum number of Registrable Securities that the Company is permitted to register in an “at the market offering”; and provided, further, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to Investments and/or the Buyer and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the registration of the Company’s securities is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such registration statement) that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree. If Buyer shall have transferred all or part of its Registrable Securities, then for purposes of this Section, the term “Buyer” shall reference Buyer and/or such transferee(s). Notwithstanding anything herein to the contrary, the Piggyback Rights shall not apply (i) at the time of the filing of such Registration Statement if Buyer and Investments may sell all of the Registrable Securities (as applicable to Buyer and Investments) without restriction pursuant to Rule 144 promulgated under the Securities Act as of the filing date of the respective Registration Statement and (ii) to any Conversion Shares underlying any Debentures that the Buyer has not paid the purchase price for pursuant to this Agreement of the filing date of the respective Registration Statement.

d.  Securities Filings. The Company undertakes and agrees to make all necessary filings (including, without limitation, a Form D) in connection with the sale of the Securities to the Buyer required under any United States laws and regulations applicable to the Company (including without limitation state “blue sky” laws), or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

e.  Reporting Status; Public Trading Market; DTC Eligibility. So long as the Buyer and/or Investments beneficially own any Securities, (i) the Company shall timely file, prior to or on the date when due, all reports that would be required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company had securities registered under Section 12(b) or 12(g) of the Exchange Act; (ii) the Company shall not be operated as, or report, to the SEC or any other Person, that the Company is a “shell company” or indicate to the contrary to the SEC or any other Person; (iii) the Company shall take all other action under its control necessary to ensure the availability of Rule 144 under the 1933 Act for the sale of Shares by the Buyer at the earliest possible date; and (iv) the Company shall at all times while any Securities are outstanding maintain its engagement of an independent registered public accounting firm. Except as otherwise set forth in Transaction Documents, the Company shall take all action under its control necessary to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Nasdaq Stock Market, OTC Markets, Inc., OTC Pink, OTCQB, OTCQX, NYSE, or any other exchange (the “Principal Market”) and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the Financial Industry Regulatory Authority (“FINRA”). If, so long as the Buyer and/or Investments beneficially own any of the Securities, the Company receives any written notice from the Principal Market, FINRA, or the SEC with respect to either any alleged deficiency in the Company’s compliance with applicable rules and regulations (including without limitation any comments from the SEC on any of the Company’s documents filed (or the failure to have made any such filing) under the 1933 Act or the Exchange Act) (each, a “Regulatory Notice”), then the Company shall promptly, and in any event within two (2) business days, provide copies of the Regulatory Notice to the Buyer, and shall promptly, and in any event within ten (10) business days of receipt of the Regulatory Notice (a “Regulatory Response”), respond in writing to the Principal Market, FIRNA and/or SEC (as the case may be), setting forth the Company’s explanation and/or response to the issues raised in the Regulatory Notice, with a view towards maintaining and/or regaining full compliance with the applicable rules and regulations of the Principal Market, FIRNA and/or SEC and maintaining or regaining good standing of the Company with the Principal Market, FINRA and/or SEC, as the case may be, the intent being to ensure that the Company maintain its reporting company status with the SEC and that its Common Stock be and remain available for trading on the Principal Market. Further, at all times while any Securities are outstanding, the Common Stock shall be DWAC Operational, and the Common Stock shall not be subject to any DTC “chill” designation or similar restriction on the clearing of the Common Stock through DTC.

f.  Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures for working capital purposes only subject to customary restrictions. Absent the prior written approval of a majority of the principal amount of the Debentures then outstanding, the Company shall not use any portion of the proceeds of the sale of the Debentures to (i) repay any indebtedness or other obligation of the Company incurred prior to the date of this Agreement outside the normal course of business, (ii) pay any dividends or redemption amount on any of the Company’s equity or equity equivalents, (iii) pay any amounts, whether on account of debt obligations of the Company or otherwise, except for compensation, to any officer, director or other related party of the Company or (iv) pay deferred compensation or any compensation to any of the directors or officers of the Company in excess of the rate or amount paid or accrued during the fiscal year ended December, 2023 (as base compensation and excluding any discretionary amounts), other than modest increases consistent with prior practice that are approved by the Company’s Board of Directors.

g.  Available Shares. Commencing on the date of execution and delivery of this Agreement, the Company shall have and maintain authorized and reserved for issuance, free from preemptive rights, that number of shares equal to Two Hundred percent (200%) of the number of shares of Common Stock (1) issuable based upon the conversion of the then-outstanding Debentures (including accrued interest thereon) as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures (for the avoidance of doubt, this shall be calculated based on the Conversion Price (as defined in the Debentures) (without giving effect to the 4.99% limitation on ownership as set forth in the Debentures) and (2) issuable upon full exercise of the Warrants (without giving effect to the 4.99% limitation on ownership as set forth in the Warrants) (collectively in the aggregate the “Required Reserve Amount”). The Company shall monitor its compliance with the foregoing requirements on an ongoing basis. If at any time the Company does not have available an amount of authorized and non-issued Shares required to be reserved pursuant to this Section, then the Company shall, without notice or demand by the Buyer, call within thirty (30) days of such occurrence and hold within sixty (60) days of such occurrence a special meeting of shareholders, for the sole purpose of increasing the number of shares authorized. Management of the Company shall recommend to shareholders to vote in favor of increasing the number of Common Stock authorized at the meeting. If the increase in authorized shares is approved by the stockholders at the meeting, the Company shall implement the increase in authorized shares within four (4) business days following approval at such meeting. Company’s failure to comply with these provisions will be an Event of Default (as defined in the Debentures).

h.  Reimbursement. If (i) Buyer and/or Investments becomes a party defendant in any capacity in any action or proceeding brought by any stockholder of the Company other than by reason of its own gross negligence, willful misconduct or breach of law (as adjudicated by a court of law having proper jurisdiction and such adjudication is not subject to appeal), in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer and/or Investments is impleaded in any such action, proceeding or investigation by any Person, or (ii) the Buyer and/or Investments, other than by reason of its own gross negligence, willful misconduct or breach of law (as adjudicated by a court of law having proper jurisdiction and such adjudication is not subject to appeal), becomes a party defendant in any capacity in any action or proceeding brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Documents, or if the Buyer or Investments is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall promptly reimburse the Buyer and/or Investments for its or their reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Buyer and/or Investments who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling Persons (if any), as the case may be, of the Buyer, Investments and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, Investments and any such Affiliate and any such Person. Except as otherwise set forth in the Transaction Documents, the Company also agrees that neither any Buyer, Investments nor any such Affiliate, partners, directors, agents, employees or controlling Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents.

i.  The Company shall provide the Transfer Agent and/or the Buyer, Investments or their respective brokerage and/or clearing firm with all relevant legal opinions and other documentation requested by the Buyer or Investments in connection with the issuance of the Shares or the Restricted Stock, or the sale thereof, to confirm the share issuance(s) such that the Shares and/or Restricted Stock may be deposited with the applicable brokerage and/or clearing firm.

j.  No Payments to Affiliates or Related Parties.  So long as any of the Debentures remain outstanding, the Company shall not, absent the prior written consent of the holder of the Debentures, make any payments to any of the Company’s or the Subsidiaries’ respective affiliates or related parties, including without limitation payments or prepayments of principal or interest accrued on any indebtedness or obligation in favor of affiliates or related parties.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(j) shall not apply to payments to the Subsidiaries, or other businesses in which affiliates have an interest, made in the ordinary course of business and consistent with past practice as disclosed in the SEC Documents.

k.  Notice of Material Adverse Effect. The Company shall notify the Buyer (and any subsequent holder of the Debentures), as soon as practicable and in no event later than three (3) business days of the Company’s knowledge of any Material Adverse Effect on the Company. For purposes of the foregoing, “knowledge” means the earlier of the Company’s actual knowledge or the Company’s constructive knowledge upon due inquiry.

l.  Public Disclosure. Except to the extent required by applicable law and except for the filing of the Transaction Documents as exhibits to a Current Report on Form 8-K or any registration statements registering the Securities, absent the Buyer’s prior written consent, the Company shall not reference the name of the Buyer in any press release, securities disclosure, business plan, marketing or funding proposal.

m.  Nature of Transaction; Savings Clause. It is the parties’ express understanding and agreement that the transactions contemplated by the Transaction Documents constitute an investment and not a loan. If nonetheless such transactions are deemed to be a loan (as adjudicated by a court of law having proper jurisdiction and such adjudication is not subject to appeal), the Company shall not be obligated or required to pay interest at a rate that could subject Buyer to either civil or criminal liability as a result of such rate exceeding the maximum rate that the Buyer is permitted to charge under applicable law, and the Company’s obligations under the Transaction Documents shall not be void or voidable on the basis of the Buyer’s lack of any license or registration as a lender with any governmental authority. It is expressly understood and agreed by the parties that neither the amounts payable pursuant to Section 12, any redemption premium, remedy upon an Event of Default (as defined in the Debentures) or any Acceleration Amount (as defined in the Debentures), original issue discount nor any investment returns of the Buyer on the sale of the Debentures, Warrants, or the sale of any Shares (whether unrealized or realized) shall be construed as interest. If, by the terms of the Debentures, any other Transaction Document or any other instrument, the Company is at any time required or obligated to pay interest at a rate exceeding such maximum rate, interest payable under the Debentures and/or such other Transaction Documents or other instrument shall be computed (or recomputed) at such maximum rate, and the portion of all prior interest payments (if any) exceeding such maximum shall be applied to payment of the outstanding principal of the Debentures.

n.  Trading Activities. Neither the Buyer nor its affiliates has an open short position in the Common Stock or other capital stock of the Company.

o.  No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

p.  Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company’s assets.

q.  Payment Set Aside. To the extent that the (i) Company makes a payment or payments to the Buyer hereunder, pursuant to this Agreement, the Debentures, or any other agreement, certificate, instrument or document contemplated hereby or thereby, or (ii) the Buyer enforces or exercises its rights hereunder, pursuant to this Agreement, the Debentures, or any other agreement, certificate, instrument or document contemplated hereby or thereby, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof (including but not limited to the sale of the Securities) are for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then (i) to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (ii) the Company shall immediately pay to the Buyer a dollar amount equal to the amount that was for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver, government entity, or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action).

r.  Shareholder Approval. “Shareholder Approval” means: the approval of the holders of a majority of the Company’s outstanding voting Common Stock or a sufficient amount of holders of the Company’s Common Stock to satisfy the shareholder approval requirements for such action as provided in Nasdaq Rule 5635(e), to effectuate the transactions contemplated by this Agreement, the issuance of all of the Shares (including the Conversion Shares and Warrant Shares), issuance of the Commitment Shares, issuance of Common Stock underlying the common stock purchase warrants issued by the Company to Investments on February 15, 2024 and March 21, 2024 (the “Prior Warrants”), and issuance of the 35,000 shares of Common Stock to both the Buyer and Investments in connection with the issuance of the Prior Warrants, in excess of 19.99% of the issued and outstanding Common Stock on the Signing Closing Date (the “Exchange Cap”, of which at least 1,982,819 shares of Common Stock shall be allocated to the transactions contemplated by this Agreement), subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock). The Company shall hold a special meeting of shareholders within seventy-five (75) calendar days after the date of this Agreement for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting as often as possible thereafter to seek Shareholder Approval until the Shareholder Approval is obtained. Until such approval is obtained, the number of shares of Common Stock issued in the aggregate, pursuant to this Agreement, upon conversion of the Debentures, and exercise of the Warrants shall be limited to the Exchange Cap.

s.  No Broker-Dealer Acknowledgement. Absent a final adjudication from a court of competent jurisdiction stating otherwise, the Company shall not to any person, institution, governmental or other entity, state, claim, allege, or in any way assert, that Buyer is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

5.  TRANSFER AGENT INSTRUCTIONS.

a.  Transfer Agent Instruction Letter. On or before the Closing Date, the Company shall irrevocably instruct its Transfer Agent in writing using the letter substantially in the form of Exhibit B annexed hereto, with only such modifications as the Buyer agrees to, executed by the Company, the Buyer and the Transfer Agent (the “Transfer Agent Instruction Letter”), to (i) reserve that number of shares of Common Stock as is required under Section 4(g) hereof, and (ii) issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Buyer to the Transfer Agent in a Notice of Conversion, in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Transfer Agent shall not be restricted from issuing shares from only the allotment reserved hereunder for the Conversion Amount (as defined in the Debentures), but instead may, to the extent necessary to satisfy the amount of shares issuable upon conversion, issue shares above and beyond the amount reserved on account of the Conversion Amount, without any additional instructions or authorization from the Company, and the Company shall not provide the Transfer Agent with any instructions or documentation contrary to the foregoing. As of the date of this Agreement, the Transfer Agent is Equiniti Trust Company. The Company shall at all times while any Debentures are outstanding engage a Transfer Agent which is a party to the Transfer Agent Instruction Letter. If for any reason the Company’s Transfer Agent is not a signatory of the Transfer Agent Instruction Letter while any Debentures, Warrants, or Restricted Stock are outstanding and held by the Buyer and/or Investments, then such Transfer Agent shall nonetheless be deemed bound by the Transfer Agent Instruction Letter, and the Company shall neither (i) permit the Transfer Agent to disclaim, disregard or refuse to abide by the Transfer Agent’s obligations, terms and agreements set forth in the Transfer Agent Instruction Letter, nor (ii) issue any instructions to the Transfer Agent contrary to the obligations, terms and agreements set forth in the Transfer Agent Instruction Letter . The Company shall not terminate the Transfer Agent or otherwise change Transfer Agents without at least fifteen (15) days prior written notice to the Buyer and with the Buyer’s prior written consent to such change, which the Buyer may grant or withhold in its sole discretion. The Company shall continuously monitor its compliance with the share reservation requirements and, if and to the extent necessary to increase the number of reserved shares to remain and be at least the Required Reserve Amount to account for any decrease in the Market Price of the Common Stock, the Company shall immediately (and in any event within one (1) business day) notify the Transfer Agent in writing of the reservation of such additional shares, provided that in the event that the number of shares reserved for conversion of the Debentures is less than the Required Reserve Amount, the Buyer may also directly instruct the Transfer Agent to increase the reserved shares as necessary to satisfy the minimum reserved share requirement, and the Transfer Agent shall act accordingly, provided, further, that the Company shall within one (1) business day provide any written confirmation, assent or documentation thereof as the Transfer Agent may request to act upon a share increase instruction delivered by the Buyer. The Company shall provide the Buyer with a copy of all written instructions to the Company’s Transfer Agent with respect to the reservation of shares simultaneously with the issuance of such instructions to the Transfer Agent. The Company covenants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the Transfer Agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and applicable law. If the Buyer provides the Company and/or the Transfer Agent with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the de-legending or transfer of the Securities and, in the case of the Shares, instruct the Company’s Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

b. Conversion. (i) The Company shall permit the Buyer to exercise the right to convert the Debentures by faxing, emailing or delivering overnight an executed and completed Notice of Conversion to the Company or the Transfer Agent. If so requested by the Buyer or the Transfer Agent, the Company shall within one (1) business day respond with its endorsement so as to confirm the outstanding principal amount of any Debentures submitted for conversion or shall reconcile any difference with the Buyer promptly after receiving such Notice of Conversion.

(ii)  The term “Conversion Date” means, with respect to any conversion elected by the holder of the Debentures, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is given either via mail or facsimile to or otherwise delivered to the Transfer Agent and/or the Company in accordance with the provisions hereof so that it is received by the Transfer Agent and/or the Company on or before 5pm (ET) on such specified date.

(iii)  The Company shall deliver (or will cause the Transfer Agent to deliver) the Shares issuable upon conversion as follows: (1) if the Company is then DWAC Operational, via DWAC, (2) if the Common Stock is then eligible for the Depository Trust Company’s Direct Registration System (“DRS”), if so requested by the Buyer, or (3) if the Company is not then DWAC Operational or the Common Stock is not then eligible for DRS, in certificated form, to the Buyer at the address specified in the Notice of Conversion (which may be the Buyer’s address for notices as contemplated by Section 10 hereof or a different address) or Investments at the address specified in the Exercise Notice (as defined in the Warrants) (each an “Exercise Notice”), via express courier, in each case within two (2) business days (the “Delivery Date”) after the business day on which the Company or the Transfer Agent has received the Notice of Conversion or Exercise Notice (by facsimile, email or other delivery), provided that any notice received after 5pm (ET) shall be deemed to be received on the next business day.

c.  Failure to Timely Issue Shares or De-Legended Shares. The Company’s failure to issue and deliver Shares to the Buyer (either by DWAC, DRS or in certificated form, as required by Section 5(b)) on or before the Delivery Date shall be considered an Event of Default, which shall entitle the Buyer to certain remedies set forth in the Debentures, Warrants, and provided by applicable law. Similarly, the Company’s failure to issue and deliver Common Stock in unrestricted form without a restrictive legend when required under the Transaction Documents shall entitle the Buyer to damages for the diminution in value (if any) of the relevant shares between the date delivery was due versus the date ultimately delivered in unrestricted form. The Company acknowledges that its failure to timely honor a Notice of Conversion (or the occurrence of any other Event of Default) and/or Exercise Notice shall cause definable financial hardship on the Buyer(s) and that the remedies set forth herein and in the Debentures are reasonable and appropriate.

d.  Duties of Company; Authorization. The Company shall inform the Transfer Agent of the reservation of shares contemplated by Section 4(g) and this Section 5, and shall keep current in its payment obligations to the Transfer Agent such that the Transfer Agent will continue to process share transfers and the initial issuance of shares of Common Stock upon the conversion of Debentures. The Company hereby authorizes and agrees to authorize the Transfer Agent to correspond and otherwise communicate with the Buyer or their representatives in connection with the foregoing and other matters related to the Common Stock. Further, the Company hereby authorizes the Buyer or its representative to provide instructions to the Transfer Agent that are consistent with the foregoing and instructs the Transfer Agent to honor any such instructions. Should the Company fail for any reason to keep current in its payment obligations to the Transfer Agent, the Buyer and/or Investments may pay such amounts as are necessary to compensate the Transfer Agent for performing its duties with respect to share reservation, issuance of Shares and/or de-legending certificates representing Restricted Stock, and all amounts so paid shall be promptly reimbursed by the Company. If not so reimbursed within thirty (30) days, such amounts shall, at the option of the Buyer and without prior notice to or consent of the Company, be added to the principal amount due under the Debentures held by the Buyer, whereupon interest will begin to accrue on such amounts at the rate specified in the Debentures.

e.  Effect of Bankruptcy. The Buyer shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. §101 et seq. (the “Bankruptcy Code”). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the Buyer’s conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. §362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to the Buyer, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. §362.

6.  CLOSINGS.

a.  Signing Closing. Promptly upon the execution and delivery of this Agreement, the Signing Debenture, and all conditions in Sections 7 and 8 herein are met (the “Signing Closing Date”), (A) the Company shall deliver to the Buyer the following: (i) the Signing Debenture; (ii) Signing Warrant; (iii) Signing Commitment Shares; (iv) the Transfer Agent Instruction Letter; (v) duly executed counterparts of the Transaction Documents; and (vi) an officer’s certificate of the Company confirming the accuracy of the Company’s representations and warranties contained herein, and (B) the Buyer shall deliver to the Company the following: (i) the Signing Purchase Price and (ii) duly executed counterparts of the Transaction Documents (as applicable). The Company shall immediately pay the fees due under Section 12 of this Agreement upon receipt of the Signing Purchase Price if Buyer does not withhold such amounts from the Signing Purchase Price pursuant to Section 12.

b.  Second Closing. At any time after sixty (60) calendar days following the Signing Closing Date, subject to the mutual written agreement of the Buyer and the Company at the time of such closing (the “Second Closing Date”) and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Second Debenture; (ii) Second Warrant; (iii) Second Commitment Shares; (iv) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (v) an officer’s certificate of the Company confirming, as of the Second Closing Date, the accuracy of the Company’s representations and warranties contained herein and updating Schedules 3(b) and 3(c) as of the Second Closing Date, and (B) the Buyer shall deliver to the Company the Second Purchase Price.

c.  Third Closing. At any time after sixty (60) calendar days following the Second Closing Date, subject to the mutual written agreement of the Buyer and the Company at the time of such closing (the “Third Closing Date”) and subject to satisfaction of the conditions set forth in Sections 7 and 8, (A) the Company shall deliver to the Buyer the following: (i) the Third Debenture; (ii) Third Warrant; (iii) Third Commitment Shares; (iv) an amendment to the Transfer Agent Instruction Letter instructing the Transfer Agent to reserve that number of shares of Common Stock as is required under Section 4(g) hereof, if necessary; and (v) an officer’s certificate of the Company confirming, as of the Third Closing Date, the accuracy of the Company’s representations and warranties contained herein and updating Schedules 3(b) and 3(c) as of the Second Closing Date, and (B) the Buyer shall deliver to the Company the Third Purchase Price

d.  Location and Time of Closings. Each Closing shall be deemed to occur on the related Closing Date at the office of the Buyer’s counsel and shall take place no later than 5:00 P.M., east coast time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

7.  CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Company’s obligation to sell the Debentures to the Buyer pursuant to this Agreement on each Closing Date is conditioned upon:

a.  Purchase Price. Delivery to the Company of good funds as payment in full of the respective Purchase Price for the Debentures at each Closing in accordance with this Agreement;

b.  Representations and Warranties; Covenants. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

c.  Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.  CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The Buyer’s obligation to purchase the Debentures at each Closing is conditioned upon:

a.  Transaction Documents. The execution and delivery of this Agreement by the Company;

b.  Debentures. Delivery by the Company to the Buyer of the Debentures to be purchased in accordance with this Agreement, as well as the execution and delivery of the Registration Rights Agreement and Warrants by the Company;

c.  Section 4(a)(2) Exemption. The Debentures, Warrants, and the Shares shall be exempt from registration under the Securities Act of 1933 (as amended), pursuant to Section 4(a)(2) thereof;

d.  DWAC Status. The Common Stock shall be DWAC Operational;

e.  Representations and Warranties; Covenants. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

f.  Good-faith Opinion. It should be Buyer’s reasonable belief that (i) no Event of Default under the terms of any outstanding indebtedness of the Company shall have occurred or would likely occur with the passage of time and (ii) no material adverse change in the financial condition or business operations of the Company shall have occurred;

g.  Legal Proceedings. There shall be no litigation, criminal or civil, regulatory impairment or other legal and/or administrative proceedings challenging or seeking to limit the Company’s ability to issue the Securities or the Common Stock;

h.  Company Counsel Opinion Letter. Delivery by the Company of an opinion letter issued by the Company’s counsel, in the form acceptable to the Buyer, covering the transactions contemplated by this Agreement and the issuance of the Securities.

i.  Corporate Resolutions. Delivery by the Company to the Buyer a copy of resolutions of the Company’s board of directors, approving and authorizing the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby in the form attached hereto as Exhibit C;

j.  Officer’s Certificate. Delivery by the Company to the Buyer of a certificate of the Chief Executive Officer of the Company in the form attached hereto as Exhibit D;

k.  Certificate of Good Standing. Delivery by the Company to the Buyer of a copy of a certificate of good standing with respect to the Company, issued by the Secretary of State of the state of incorporation of the Company, dated such a date as is reasonably acceptable to Buyer, evidencing the good standing thereof;

l.  Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

m.  Adverse Changes. From and after the date hereof to and including each Closing Date, (i) the trading of the Common Stock shall not have been suspended by the SEC, FINRA, or any other governmental or self-regulatory organization, and trading in securities generally on the Principal Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on the Principal Market; (ii) there shall not have occurred any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Debentures.

9.  GOVERNING LAW; MISCELLANEOUS.

a.  MANDATORY FORUM SELECTION. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject of or incidental to the Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state COURTS located in MIAMI-DADE County, FLORIDA and/or federal courts located in MIAMI-DADE County, FLORIDA.  This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistentLY with FLORIDA law.

b.  Governing Law. Except in the case of the Mandatory Forum Selection clause above, this Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law provisions. To the extent determined by the applicable court described above, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Documents.

c.  Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

e.  Construction. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

f.  Facsimiles; E-mails. A facsimile or email transmission of this signed Agreement or a Notice of Conversion under the Debentures shall be legal and binding on all parties hereto. Such electronic signatures shall be the equivalent of original signatures.

g.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

h.  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

i.  Enforceability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

j.  Amendment. This Agreement may be amended only by the written consent of a majority in interest of the holders of the Debentures and an instrument in writing signed by the Company.

k.  Entire Agreement. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

l.  No Strict Construction. This Agreement shall be construed as if both Parties had equal say in its drafting, and thus shall not be construed against the drafter.

m.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.  NOTICES.

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.  the date delivered, if delivered by personal delivery as against written receipt therefor or by facsimile or email transmission,

b.  the third (3rd) business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.  the first (1st) business day after deposit with a recognized courier service (e.g. FedEx, UPS, DHL, US Postal Service) for delivery by next-day express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

COMPANY:	Safe And Green Development Corporation 990 Biscayne Blvd #501, Office 12 Miami, FL 33132 Attention: David Villarreal, Chief Executive Officer Email: dvillarreal@safeandgreenholdings.com

BUYER:	Peak One Opportunity Fund, L.P. 333 South Hibiscus Drive Miami Beach, FL 33139 Attention: Jason Goldstein Email: jgoldstein@peakoneinvestments.com

11.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s representations and warranties herein shall survive for so long as any Debentures are outstanding, and shall inure to the benefit of the Buyer, its successors and assigns.

12.  FEES; EXPENSES.

a.  Signing Closing Commitment Fee. A non-accountable fee of $10,000.00 shall be withheld from the Signing Purchase Price by Buyer on the Signing Closing Date to cover the Buyer’s accounting fees, legal fees, and other transactional costs incurred in connection with the Signing Debenture contemplated by this Agreement. Further, the Company shall issue 80,000 shares of Restricted Stock (the “Signing Commitment Shares”) on the Signing Closing Date as follows: 40,000 of the Signing Commitment Shares to Investments and 40,000 of the Signing Commitment Shares to Buyer, as a commitment fee in connection with the issuance of the Signing Debenture. Further, the Company shall issue the Signing Warrant to Investments on the Signing Closing Date as a commitment fee, and such Signing Warrant shall be earned in full as of the Signing Closing Date.

b.  Second Closing Commitment Fee. A non-accountable fee of $10,000.00 shall be withheld from the Second Purchase Price by Buyer on the Second Closing Date to cover the Buyer’s accounting fees, legal fees, and other transactional costs incurred in connection with the Second Debenture contemplated by this Agreement. Further, the Company shall issue 80,000 shares of Restricted Stock (the “Second Commitment Shares”) on the Second Closing Date as follows: 40,000 of the Second Commitment Shares to Investments and 40,000 of the Second Commitment Shares to Buyer, as a commitment fee in connection with the issuance of the Second Debenture. Further, the Company shall issue the Second Warrant to Investments on the Second Closing Date as a commitment fee, and such Second Warrant shall be earned in full as of the Second Closing Date.

c.  Third Closing Commitment Fee. A non-accountable fee of $10,000.00 shall be withheld from the Third Purchase Price by Buyer on the Third Closing Date to cover the Buyer’s accounting fees, legal fees, and other transactional costs incurred in connection with the Third Debenture contemplated by this Agreement. Further, the Company shall issue 100,000 shares of Restricted Stock (the “Third Commitment Shares”) on the Third Closing Date as follows: 50,000 of the Third Commitment Shares to Investments and 50,000 of the Third Commitment Shares to Buyer, as a commitment fee in connection with the issuance of the Third Debenture. Further, the Company shall issue the Third Warrant to Investments on the Third Closing Date as a commitment fee, and such Third Warrant shall be earned in full as of the Third Closing Date.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer and the Company as of the date first set forth above.

COMPANY:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

BUYER:

PEAK ONE OPPORTUNITY FUND, L.P.

By:	Peak One Investments, LLC, General Partner

By:	/s/ Jason Goldstein
Name:	Jason Goldstein
Title:	Managing Member

[Signature Page to Securities Purchase Agreement]